UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 15, 2008

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2008, Nautilus, Inc., a Washington corporation (the “Company”), and its subsidiary Nautilus International S.A. entered into a Forbearance Agreement (the “Forbearance Agreement”) in respect of the Loan and Security Agreement dated as of January 16, 2008 among the Company, Bank of America, N.A. in its capacity as agent, and the lenders party thereto.

Pursuant to the Forbearance Agreement, which extends through February 29, 2008, the lenders under the credit facility agreed to forbear from exercising certain rights and remedies arising from the occurrence and continuance of an event of default due to the Company’s failure to achieve an EBITDA requirement under the credit facility for the three month period ended December 31, 2007. The Company and Bank of America will use the forbearance period to work toward amending the covenant definition of EBITDA in an effort to eliminate the event of default which was caused by certain material charges booked in the fourth quarter.

Also on February 15, 2008 the Company, Shimano American Corporation, a California corporation (“Shimano”), and the Company’s wholly-owned subsidiary DashAmerica, Inc D/B/A Pearl Izumi USA, Inc., a Colorado corporation (“Pearl Izumi”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Company has agreed to sell all the outstanding capital stock of Pearl Izumi to Shimano. The aggregate purchase price of $69.5 million is comprised of $65.3 million in cash and the assumption of $4.2 million in long-term debt and is subject to adjustment for net working capital. Pursuant to the Stock Purchase Agreement the Company and Pearl Izumi make certain representations and warranties regarding Pearl Izumi and its business. Subject to certain limitations, the Company has agreed to indemnify Shimano for breach of such representations and warranties. The closing of the transaction is contingent upon regulatory approval and the satisfaction of customary closing conditions.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement. Exhibit 2.1 contains a descriptive list of omitted schedules and exhibits to the Stock Purchase Agreement and the Company undertakes to furnish the U.S. Securities and Exchange Commission with a copy of such omitted schedules and exhibits upon request. On February 19, 2008 the Company issued a press release regarding the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of February 15, 2008 by and among Nautilus, Inc., Shimano American Corporation and DashAmerica, Inc. D/B/A Pearl Izumi USA, Inc.

99.1	Nautilus, Inc. Press Release dated February 19, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

February 21, 2008	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of February 15, 2008 by and among Nautilus, Inc., Shimano American Corporation and DashAmerica, Inc. D/B/A Pearl Izumi USA, Inc.

99.1	Nautilus, Inc. Press Release dated February 19, 2008.